UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2016

Fennec Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

001-32295
(Commission File Number)

British Columbia	20-0442384
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 636-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fennec Pharmaceuticals Inc. (the “Company”) announced that it had appointed Dr. Marco Brughera as a member of its Board of Directors, effective as of August 10, 2016.

There are no arrangements or understandings between Dr. Brughera and any other person to which Dr. Brughera was appointed as a director of the Company. Dr. Brughera does not have a direct or indirect material interest in any currently proposed transaction to which the Company is a party, and Dr. Brughera did not have a direct or indirect material interest in any such transaction since the beginning of the Company’s fiscal year.

Dr. Brughera does not have a family relationship with any officer or director of the Company. None of Dr. Brughera’s immediate family members has a material interest in any transaction with the Company involving the payment or receipt of an amount exceeding $120,000.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release dated August 11, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENNEC PHARMACEUTICALS INC.

Date: August 11, 2016	By:	/s/ Rostislav Raykov
Rostislav Raykov Chief Executive Officer